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                                                                 Exhibit (18)(b)

                                POWER OF ATTORNEY


     I, the undersigned Trustee of each of State Street Research Capital Trust, State Street Research Equity Trust, State Street Research Exchange Trust, State Street Research Financial Trust, State Street Research Income Trust, State Street Research Institutional Funds, State Street Research Master Investment Trust, State Street Research Money Market Trust and State Street Research Securities Trust, each a Massachusetts business trust, hereby constitute and appoint Francis J. McNamara, III, Terrence J. Cullen and Amy
L. Simmons as my true and lawful attorneys, with full power to each of them alone to sign for me, in my name and in the capacities listed below, any Registration Statements and any and all amendments thereto of the Trusts filed with the Securities and Exchange Commission and generally to do all such things in the name and in the indicated capacities as are required to enable the Trusts to comply with provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming the signature as it has been and may be signed by said attorneys to said Registration Statements, and any and all amendments thereto.

    IN WITNESS WHEREOF, I have hereunto set my hand, on this 23rd day of January, 2004

SIGNATURE


/s/ Peter S. Drotch
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Peter S. Drotch, Trustee